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MACDERMID  INCORPORATED  NEWSLINE
245  FREIGHT  STREET
WATERBURY,  CT  06702
TEL  (203)  575-5700



                             WATERBURY, CONNECTICUT
                               SEPTEMBER 22, 2003
                              FOR IMMEDIATE RELEASE
                      MACDERMID ANNOUNCES COMPLETION OF SHARE
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                       BUYBACK WITH CITIGROUP VENTURE CAPTIAL
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MacDermid,  Incorporated (MRD) announced today that it has completed its buyback of shares from Citigroup Venture Captial ("Citigroup") in accordance with its previously announced agreement with Citigroup dated May 7, 2003. Pursuant to the option contained in that agreement, MacDermid, today, purchased the remaining 851,720 shares owned by Citigroup for $25 per share. This transaction completes MacDermid's repurchase of all remaining shares issued to Citigroup in connection with MacDermid's 1999 acquisition of Polyfibron Technologies, Inc.

Daniel  Leever,  MacDermid's  Chairman  and  Chief  Executive  Officer  stated:
"We believe this repurchase represents a prudent use of shareholder funds reflecting our continued strong Owner Earnings performance. At current prices we think this is the best use of our capital. We continue to experience tough end markets, but eagerly await the economic rebound when our earnings leverage will become evident. The repurchase was made with cash on hand, generated from operations. No borrowing on our line of credit was required."

Website:  http://www/macdermid.com
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MACDERMID,  INCORPORATED
NYSE  -  MRD
CUSIP  554273  10  2
THIS REPORT AND OTHER CORPORATION REPORTS AND STATEMENTS DESCRIBE MANY OF THE POSITIVE FACTORS AFFECTING THE CORPORATION'S FUTURE BUSINESS PROSPECTS. INVESTORS SHOULD ALSO BE AWARE OF FACTORS WHICH COULD HAVE A NEGATIVE IMPACT ON THOSE PROSPECTS. THESE INCLUDE POLITICAL, ECONOMIC OR OTHER CONDITIONS SUCH AS CURRENCY EXCHANGE RATES, INFLATION RATES, RECESSIONARY OR EXPANSIVE TRENDS, TAXES AND REGULATIONS AND LAWS AFFECTING THE BUSINESS; COMPETITIVE PRODUCTS, ADVERTISING, PROMOTIONAL AND PRICING ACTIVITY; THE DEGREE OF ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS IN THE MARKETPLACE; TECHNICAL DIFFICULTIES WHICH MAY ARISE WITH NEW PRODUCT INTRODUCTIONS; AND THE DIFFICULTY OF FORECASTING SALES AT CERTAIN TIMES IN CERTAIN MARKETS.